UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 31, 2022

BILLERUD AMERICAS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

000-34056
(Commission File Number)

Delaware	75-3217389
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

8540 Gander Creek Drive
Miamisburg, Ohio 45342
(Address of principal executive offices, including zip code)

(877) 855-7243
(Registrant’s telephone number, including area code)

Verso Corporation
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	VRS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

As previously disclosed, on December 19, 2021 (the “Agreement Date”), Verso Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with BillerudKorsnäs Inc., a Delaware corporation (“Parent”), West Acquisition Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and, solely for purposes of certain sections thereof (as specified therein), BillerudKorsnäs AB, a Swedish limited company (“Guarantor”).

On March 31, 2022 (the “Closing Date”), upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent (the “Surviving Corporation”). At the effective time of the Merger (the “Effective Time”), the Company changed its name to “Billerud Americas Corporation.”

Item 2.01	Completion of Acquisition or Disposition of Assets.

Effect on Capital Stock

At the Effective Time, each issued and outstanding share of Class A common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) (other than any shares of Company Common Stock owned by the Company or owned by Guarantor or any subsidiary of Guarantor or any shares of Company Common Stock as to which appraisal rights had been properly exercised in accordance with Delaware law) was automatically cancelled and converted into the right to receive cash in an amount equal to $27.00 (without interest) (the “Per Share Price”).

Warrants

In accordance with the Warrant Agreement (as defined in the Merger Agreement), each warrant to purchase shares of Company Common Stock (each, a “Company Warrant”) that was unexercised and outstanding as of immediately prior to the Effective Time was automatically converted into a right by the holder thereof upon exercise to receive only an amount in cash equal to the Per Share Price less the per-share exercise price for such Company Warrant (the “Warrant Consideration”) for each share of Company Common Stock for which such Company Warrant was exercisable immediately prior to the Effective Time; provided that, the holder of any Company Warrant may notify the Company commencing on the date of public disclosure of the Merger Agreement through the date that is 90 days after the public disclosure of the consummation of the Merger by the Company pursuant to a Current Report on Form 8-K filed with the SEC that such holder is exercising the holder’s right pursuant to Section 5.6 of the Warrant Agreement to cause the Company, as applicable, to repurchase such Company Warrant from such holder for the Black-Scholes Value (as defined in the Warrant Agreement) of such Company Warrant, in accordance with its terms and conditions; provided, further, that in no event may any holder of any Company Warrant receive both the Warrant Consideration and the Black-Scholes Value in exchange for such Company Warrant.

Equity Awards

In addition, at the Effective Time, (a) each time-vesting restricted stock unit of the Company (each, a “Company RSU”) that was outstanding as of the Agreement Date and still outstanding immediately prior to the Effective Time, whether vested or unvested, was automatically cancelled and converted into the right to receive an amount in cash (without interest) equal to (i) the Per Share Price multiplied by (ii) the total number of shares of Company Common Stock subject to such Company RSU (including, for the avoidance of doubt, any dividend equivalents credited in respect of such Company RSU) (the “RSU Consideration”); and (b) each performance-vesting restricted stock unit of the Company (each, a “Company PSU”) that was outstanding as of the Agreement Date and still outstanding immediately prior to the Effective Time, whether vested or unvested, was automatically cancelled and converted into the right to receive an amount in cash (without interest) equal to (i) the Per Share Price multiplied by (ii) the total number of shares of Company Common Stock subject to such Company PSU (including, for the avoidance of doubt, any dividend equivalents credited in respect of such Company PSU), with the achievement of the performance-based vesting metrics applicable to each Company PSU deemed achieved at the target level of performance (the “PSU Consideration”).

As promptly as reasonably practicable, but in any event no later than ten business days after the Closing Date, the RSU Consideration will be paid to the holders of such Company RSUs through the Company’s payroll system. In accordance with the Merger Agreement, the Company will pay the PSU Consideration as soon as practicable following the last day of the applicable performance period, subject to the holder’s continued employment on such last day; provided however, that in the event that the holder’s employment is terminated prior to the last day of the performance period without cause or due to the holder’s death or disability or, to the extent set forth in the applicable award or other applicable agreement, due to the holder’s resignation for good reason, the PSU Consideration payable with respect to the Company PSU shall be payable on such date notwithstanding such termination.

Each equity award granted following the Agreement Date and outstanding immediately prior to the Effective Time was automatically converted into a cash-based award in an amount equal to one-third (1/3) of the product of (x) the Per Share Price, multiplied by (y) the number of shares of Company Common Stock that would have been issuable under the original Company RSU or Company PSU (in the case of a Company PSU, with performance criteria deemed achieved at the target level of performance), and including, for the avoidance of doubt, any dividend equivalents credited in respect of such award, with such award vesting in full on December 31, 2022, subject to the holder’s continued employment on such date; provided, that, in the event that the holder’s employment is terminated without cause, due to death or disability, or, to the extent set forth in the applicable award agreement, due to a resignation for good reason, in each case, prior to December 31, 2022, the cash-based award will continue to be payable on such date notwithstanding such termination.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01. The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on December 21, 2021, which is incorporated by reference herein.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing.

On the Closing Date, the Company (i) notified The New York Stock Exchange (“NYSE”) of the consummation of the Merger and (ii) requested that NYSE file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the shares of Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon effectiveness of the Form 25, the Company intends to file with the SEC a Certification and Notice of Termination on Form 15 to deregister the shares of Company Common Stock and suspend the Company’s reporting obligations under Section 13 and 15(d) of the Exchange Act. Trading of the shares of Company Common Stock on NYSE was halted prior to the opening of trading on the Closing Date.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03	Material Modification to Rights of Security Holders.

As a result of the Merger, each share of Company Common Stock that was issued and outstanding immediately prior to the Effective Time (except as described in Item 2.01 hereof) was converted, at the Effective Time, into the right to receive the Per Share Price. Accordingly, at the Effective Time, the holders of such shares of Company Common Stock ceased to have any rights as shareholders of the Company, other than the right to receive the Per Share Price.

The information contained in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Change in Control of Registrant.

As a result of the Merger, at the Effective Time, a change of control of the Company occurred, and the Company became a wholly-owned subsidiary of Parent.

The information contained in the Introductory Note and Items 2.01, 3.01 and 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, at the Effective Time, Robert K. Beckler, Marvin Cooper, Jeffrey E. Kirt, Randy J. Nebel and Nancy M. Taylor each ceased to be a director of the Company and a member of any committee of the Company’s Board of Directors.  Also, Randy J. Nebel, Chief Executive Officer, and Brian D. Cullen, Senior Vice President and Chief Financial Officer, each will resign as an officer of the Company, effective as of April 1, 2022.

Pursuant to the Merger Agreement, at the Effective Time, the directors of Merger Sub immediately prior to the Effective Time became the directors of the Surviving Corporation and the officers of the Company immediately prior to the Effective Time became the officers of the Surviving Corporation, in each case, until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time, the Amended and Restated Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, was amended and restated in its entirety to be in the form of the Amended and Restated Certificate of Incorporation attached as Exhibit 3.01 hereto, which is incorporated herein by reference.

The information contained in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 9.01 (d)	Financial Statements and Exhibits. Exhibits

Exhibit No.	Description of Exhibit
2.1
Agreement and Plan of Merger, by and among Verso Corporation, BillerudKorsnäs Inc., West Acquisition Merger Sub Inc., and, for limited purposes set forth therein, BillerudKorsnäs AB, dated December 19, 2021 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Commission on December 21, 2021).

3.01	Amended and Restated Certificate of Incorporation of Billerud Americas Corporation.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Billerud Americas Corporation
(Registrant)

Date: March 31, 2022	/s/ Kevin M. Kuznicki
Kevin M. Kuznicki
Senior Vice President, General Counsel and Secretary